As filed with the Securities and Exchange Commission on March 18, 2022

Registration No. 333- 255323

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-4306526
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19925 Stevens Creek Blvd., Suite 100

Cupertino, CA, 95014

Telephone: (408) 501-8881

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Laxminarayan Bhat

Chief Executive Officer

Reviva Pharmaceuticals Holdings, Inc.

19925 Stevens Creek Blvd., Suite 100

Cupertino, CA, 95014

Telephone: (408) 501-8881

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:         ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:                  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.                  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.                  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange
Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒	Smaller reporting company:	☒

		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.          ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this post-effective amendment (the “Amendment”) to update the financial and other information contained in our Registration Statement (the “Original Registration Statement”) on Form S-1 (Registration No. 333-255323), which was declared effective by the Securities and Exchange Commission on May 26, 2021. Because we are eligible to use Form S-3, we are filing this post-effective amendment to Form S-1 on Form S-3 pursuant to Rule 401(e) under the Securities Act of 1933.

The Original Registration Statement, as amended by this Amendment, pertains solely to the registration of (i) 6,900,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), underlying warrants (the “Investor Warrants”) previously issued by the Company to investors in our public offering that closed June 1, 2021 (the “Offering”) and (ii) 5,066,600 shares of Common Stock underlying pre-funded warrants (the “Pre-Funded Warrants” and together with the Investor Warrants, the “Warrants”) previously issued by the Company to investors in the Offering. The shares of Common Stock issuable upon exercise of the Warrants were initially registered on the Original Registration Statement.

All applicable filing fees were paid at the time of filing of the Original Registration Statement. No additional securities are being registered under this Amendment.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 18, 2022

PROSPECTUS

Reviva Pharmaceuticals Holdings, Inc.

11,966,600 Shares of Common Stock Issuable Upon Exercise of Previously Issued Warrants

This prospectus relates to the issuance by us of up to (i) 6,900,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), that may be issued from time to time upon the exercise of warrants (the “Investor Warrants”) previously issued in our public offering that closed June 1, 2021 (the “Offering”) and (ii) 5,066,660 shares of Common Stock that may be issued from time to time upon the exercise of pre-funded warrants (the “Pre-Funded Warrants” and together with the Investor Warrants, the “Warrants”) previously issued in the Offering, the issuance of which was previously registered on a Registration Statement on Form S-1 (File No. 333-255323).

Each Investor Warrant is exercisable into 0.75 of a share of our Common Stock, with an exercise price of $4.125 per share. The Investor Warrants were immediately exercisable upon issuance in connection with the Offering, and expire on June 1, 2026.  Each Pre-Funded Warrant is exercisable into one share of our Common Stock, with an exercise price of $0.0001 per share. The Pre-Funded Warrants were immediately exercisable upon issuance in connection with the Offering, and will remain exercisable until exercised in full.

We will receive all of the proceeds from the exercise for cash of the Warrants.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Our Common Stock and warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “RVPH” and “RVPHW,” respectively. On March 16, 2022 the closing price of our Common Stock was $1.80 per share and the closing price of our warrants was $0.23 per warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is           , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. This prospectus relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will receive the exercise price per share for each Warrant exercised for cash.

We are responsible for the information contained in this prospectus and in any free-writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Additional Information” and “Incorporation Of Certain Information By Reference.”

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Additional Information” and “Incorporation Of Certain Information By Reference.”

Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

About Us

We are a clinical-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing significant unmet medical needs and burden to society, patients, and their families. Our current pipeline focuses on the central nervous system, respiratory, and metabolic diseases. We use a chemical genomics driven technology platform and proprietary chemistry to develop new medicines. Our pipeline currently has two drug candidates, RP5063 (brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. We have been granted composition of matter patents for both RP5063 and RP1208 in the United States (U.S.), Europe, and several other countries.

Our lead drug candidate, RP5063, is ready for continued clinical development for multiple neuropsychiatric indications. These include schizophrenia, bipolar disorder (BD), major depressive disorder (MDD), attention–deficit/hyperactivity disorder (ADHD), behavioral and psychotic symptoms of dementia or Alzheimer’s disease (BPSD), and Parkinson’s disease psychosis. Furthermore, RP5063 is also ready for clinical development for two respiratory indications — pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF). The U.S. Food and Drug Administration (FDA) has granted Orphan Drug designation to RP5063 for the treatment of PAH in November 2016 and IPF in April 2018.

On January 10, 2022, the FDA notified us that we may proceed with our Phase 3 trial for RP5063. On February 1, 2022, we announced that the first patients have been dosed in our Phase 3 RECOVER trial to assess RP5063 for the treatment of subjects with an acute exacerbation of schizophrenia. RECOVER is a global Phase 3, randomized, double-blind, placebo-controlled, multicenter study designed to assess the safety and efficacy of RP5063 in approximately 400 patients with acute schizophrenia compared to placebo.

Our primary focus is to complete the clinical development of RP5063 for the treatment of acute and maintenance schizophrenia.

Subject to the receipt of additional financing, we may also continue the clinical development of RP5063 for the treatment of BD, MDD, ADHD, BPSD, PDP, PAH and IPF. Moreover, subject to the receipt of additional financing, we may also advance the development of our second drug candidate, RP1208, for the treatment of depression and obesity.

Business Combination and Domestication

On December 14, 2020, our predecessor company, formerly known as Tenzing Acquisition Corp., a British Virgin Islands exempted company (“Tenzing”), and Reviva Pharmaceuticals, Inc., a Delaware corporation (together with its consolidated subsidiaries, “Old Reviva”), consummated the transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger, dated as of July 20, 2020 (as amended, the “Merger Agreement”), by and among Tenzing, Tenzing Merger Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Tenzing (“Merger Sub”), Old Reviva, and the other parties thereto. Pursuant to the Merger Agreement, Merger Sub merged with and into Old Reviva, with Old Reviva surviving as our wholly owned subsidiary. We refer to this transaction as the Business Combination. In connection with and one day prior to the completion of the Business Combination, Tenzing re-domiciled out of the British Virgin Islands and continued as a company incorporated in the State of Delaware, and changed its name to Reviva Pharmaceuticals Holdings, Inc. Prior to the completion of the Business Combination, the Company was a shell company. Following the Business Combination, the business of Old Reviva is the business of the Company.

Old Reviva was incorporated in the state of Delaware on May 1, 2006 and its subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated on December 23, 2014. Tenzing was formed pursuant to the laws of the British Virgin Islands on March 20, 2018.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, (the “Sarbanes Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of Tenzing’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common equity held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

Corporate Information

Our principal offices are located at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, and our telephone number is (408) 501-8881. Our website address is http://revivapharma.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

We are registering the issuance by us of (i) 6,900,000 shares of Common Stock that may be issued from time to time upon the exercise of Investor Warrants and (ii) 5,066,600 shares of Common Stock that may be issued from time to time upon the exercise of Pre-Funded Warrants.

Issuance of Common Stock Underlying the Warrants	11,966,600 shares of Common Stock

Common Stock Outstanding	14,433,286 shares of Common Stock as of December 31, 2021

Description of the Investor Warrants

The Investor Warrants have an exercise price of $4.125 per share of Common Stock, were immediately exercisable upon issuance and expire on June 1, 2026. Each Investor Warrant is exercisable for 0.75 of a share of our Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. A holder may not exercise any portion of an Investor Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of Common Stock after exercise, as such ownership percentage is determined in accordance with the terms of the Investor Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%.

This prospectus relates to the issuance of Common Stock upon exercise of the Investor Warrants. To better understand the terms of the Investor Warrants, you should carefully read the “Description of Securities” section of this prospectus. You should also read the form of Investor Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Description of Pre-Funded Warrants

The Pre-Funded Warrants have an exercise price of $0.0001 per share of Common Stock. Each Pre-Funded Warrant is exercisable for one share of our Common Stock and is exercisable at any time after its original issuance until exercised in full, provided that the purchaser is prohibited from exercising Pre-Funded Warrants for shares of our Common Stock if, as a result of such exercise, the purchaser, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

This prospectus relates to the issuance of Common Stock upon exercise of the Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Use of Proceeds

We will receive the exercise price per share for each Warrant exercised for cash; however, we are unable to predict the timing or amount of potential Warrant exercises. As such, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds will be used for working capital and other general corporate purposes. It is possible that some, or all, of the Investor Warrants may expire and never be exercised..

Risk Factors	You should read the section entitled “Risk Factors” in this prospectus for a discussion of the factors to consider carefully before deciding to invest in shares of our Common Stock.

Trading Market and Ticker Symbol	Our Common Stock and warrants are listed on Nasdaq Capital Market under the symbols “RVPH” and “RVPHW,” respectively.

The 14,433,286 shares of Common Stock outstanding as of December 31, 2021 as reported above excludes the following securities as of that date:

●	192,898 shares of our Common Stock issuable upon the exercise of stock options, with a weighted-average exercise price of $8.46 per share;

●	17,917,031 shares of our Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $6.17 per share; and

●	1,257,334 other shares of our Common Stock reserved for future issuance under our 2020 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements”  within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our ability to maintain the listing of the Common Stock and warrants on Nasdaq;

●	our ability to grow and manage growth economically;

●	our ability to retain key executives and medical and science personnel;

●

the impact of the COVID-19 pandemic, and related responses of businesses and governments to the pandemic, on our operations and personnel, on commercial activity in the markets in which we operate and on our results of operations;

●	the possibility that our products in development succeed in or fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities;

●	the possibility that we could be forced to delay, reduce or eliminate our planned clinical trials or development programs;

●	our ability to obtain approval from regulatory agents in different jurisdictions for our current or future product candidates;

●	changes in applicable laws or regulations;

●	changes to our relationships within the pharmaceutical ecosystem;

●	our current and future capital requirements to support our development and commercialization efforts and our ability to satisfy our capital needs;

●	the accuracy of our estimates regarding expenses and capital requirements, including estimated costs of our clinical studies.

●	our limited operating history;

●	our history of operating losses in each year since inception and expectation that we will continue to incur operating losses for the foreseeable future;

●	changes in the markets that we target;

●	our ability to maintain or protect the validity of our patents and other intellectual property;

●	our exposure to any liability, protracted and costly litigation or reputational damage relating to data security;

●	our ability to develop and maintain effective internal controls; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 5 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the Securities and Exchange Commission.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

We will receive the exercise price per share for each Warrant exercised for cash; however, we are unable to predict the timing or amount of potential Warrant exercises. As such, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds will be used for working capital and other general corporate purposes. It is possible that some, or all, of the Investor Warrants may expire and never be exercised.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of:

●	115,000,000 shares of Common Stock, par value $0.0001 per share; and

●	10,000,000 shares of preferred stock, par value $0.0001 per share.

As of close of business on March 10, 2022, there were 15,133,286 shares of our Common Stock issued and outstanding and no shares of our preferred stock were issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our amended and restated certificate of incorporation and bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Voting. The holders of our Common Stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast on such matter, except where a different vote is required by law, by the rules or regulations of any stock exchange applicable to us, or pursuant to any regulation applicable to us or our securities, or matters relating solely to the terms of preferred stock, in which case, such different vote shall apply. A majority in voting power of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of our Common Stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over our Common Stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over our Common Stock.

Conversion Right. The holders of our Common Stock have no conversion rights.

Preemptive and Similar Rights. The holders of our Common Stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to our Common Stock. All of the outstanding shares of our Common Stock are fully-paid and non-assessable.

Transfer Restrictions. Shares of our Common Stock are subject to transfer restrictions. Holders of our Common Stock may not transfer their securities unless (a) a registration statement is in effect under the Securities Act covering the proposed transfer and such transfer is made in accordance with such registration statement or (b) the securities are transferred in a transaction exempt from the registration requirements of the Securities Act and any related requirements imposed by applicable state securities laws. In the case of any transfer permitted under clause (b), the holder must notify us in writing of the proposed transfer and furnish us with an opinion of counsel, reasonably satisfactory to us, that the transfer will not require registration under the Securities Act or any applicable state securities laws. Each certificate representing a security contains a legend referring to this restriction on transfer and any legends required by state securities laws.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company, located at 1 State Street 30th Floor, New York, NY 10004, is the transfer agent and registrar for our Common Stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, with such designations, rights, and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control of our company.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, including any restriction on repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up our Company.

Investor Warrants

The following summary of certain terms and provisions of the Investor Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Investor Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. You should carefully review the terms and provisions set forth in the form of Investor Warrant.

The Investor Warrants entitle the registered holders to purchase Common Stock at a price equal to $4.125 per share, subject to adjustment as discussed below, immediately following the issuance of such Investor Warrants and terminating at 5:00 p.m., New York City time, on June 1, 2026.

The exercise price and number of shares of Common Stock issuable upon exercise of the Investor Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Investor Warrants will not be adjusted for issuances of shares of Common Stock at prices below its exercise price.

Exercisability.    The Investor Warrants were exercisable immediately upon issuance and are exercisable at any time up to June 1, 2026. The Investor Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise. Each Investor Warrant entitles the holder thereof to purchase 0.75 of a share of our Common Stock. Investor Warrants are not exercisable for a fraction of a share and may only be exercised into whole numbers of shares. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price and round down to the nearest whole share. Unless otherwise specified in the Investor Warrant, the holder does not have the right to exercise the Investor Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the holder’s election) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Investor Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price.    The exercise price per share of Common Stock purchasable upon exercise of the Investor Warrants is $4.125, and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per share of Common Stock, any other applicable charges and taxes are due and payable upon exercise.

Warrant Agent; Global Certificate.    The Investor Warrants were issued in registered form under a warrant agency agreement, dated June 1, 2021 (the “Warrant Agency Agreement”), between Continental Stock Transfer & Trust Company (the “Warrant Agent”) and us. The Investor Warrants were initially represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Listing; Transferability.    The Investor Warrants are not listed on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Investor Warrants is limited. The Investor Warrants were issued in registered form under the warrant agency agreement between us and the Warrant Agent. Subject to applicable laws, the Investor Warrants may be transferred at the option of the holders upon surrender of the Investor Warrants to the Warrant Agent, together with the appropriate instruments of transfer.

Fundamental Transactions.   If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Investor Warrants with the same effect as if such successor entity had been named in the Investor Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Investor Warrant following such fundamental transaction.

Rights as a Shareholder.    Except by virtue of such holder’s ownership of our Common Stock, the holder of Investor Warrants does not have rights or privileges of a shareholder, including any voting rights, until the holder exercises such Investor Warrant.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. You should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant.

The term “pre-funded” refers to the fact that the purchase price of our Common Stock in the Offering included almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-Funded Warrants was to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Common Stock following the consummation of this offering the opportunity to invest capital into our Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration.   The Pre-Funded Warrants entitle the holders thereof to purchase shares of our Common Stock at a nominal exercise price of  $0.0001 per share, at any time until exercised in full.

Exercise Limitation.   A holder does not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase, but not in excess of 9.99%, or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price.   The Pre-Funded Warrants have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Warrant Agent; Global Certificate.    The Pre-Funded Warrants were also issued in registered form under the Warrant Agency Agreement. The Pre-Funded Warrants were initially represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Transferability.   Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.   The Pre-Funded Warrants are not listed on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of Pre-Funded Warrants is limited. The Pre-Funded Warrants were issued in registered form under the warrant agency agreement between us and the Warrant Agent.

Fundamental Transactions.   If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder.   Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Anti-takeover Effects of Delaware Law and our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation, our bylaws and the DGCL each contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of our board of directors then in office, except that holders of one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

Our amended and restated certificate of incorporation provides that our board of directors will determine the number of directors who will serve on our board of directors, subject to the rights of the holders of any series of preferred stock to elect additional directors. The exact number of directors will be fixed solely and exclusively by resolution duly adopted from time to time by our board of directors.

Our amended and restated certificate of incorporation provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the death, resignation, disqualification or removal of a director, may be filled only by a majority of the directors then in office, even if less than a quorum, subject to the rights, if any, of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director.

Business Combinations

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●

prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●

on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

Our bylaws provide that at any meeting of our board of directors, a majority of the directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting.

General Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called only by our board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of our board of directors, subject to the rights, if any, of the holders of any series of preferred stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by the Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding annual meeting of stockholders (for the purposes of the first annual meeting of our stockholders following the adoption of our bylaws, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not later than (i) 90 days prior to the date of the first annual meeting or (ii) less than 10 days following the date the first annual meeting is publicly announced). Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow our board of directors or a committee of our board of directors to determine whether a nomination or any business proposed to be brought before a special meeting of the stockholders was made in accordance with our bylaws. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Amendment Provisions

Our amended and restated certificate of incorporation and our bylaws provide that our board of directors, by the affirmative vote of a majority of our board of directors, is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

Our amended and restated certificate of incorporation provides that it may be amended, altered, changed or repealed in accordance with the DGCL.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any of our directors or officers arising pursuant to, or a claim against the Company or any director or officer of the Company with respect to the interpretation or application of any provision of, the DGCL, our amended and restated certificate of incorporation or our bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. Although we believe this provision benefits it by providing increased consistency in the application of Delaware law in believe types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that this provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our amended and restated certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Listing

Our Common Stock and certain of our warrants that were issued in connection with our initial public offering, which we refer to as our Public Warrants (separate from the Investor Warrants and Pre-Funded Warrants that this prospectus relates to) are listed on Nasdaq under the symbol “RVPH” and “RVPHW,” respectively.

PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

We will deliver shares of our Common Stock offered hereby upon exercise of the Warrants we issued in connection with the Offering. Each of the applicable forms of Warrant contain instructions for exercise. In order to exercise any of the Warrants, the holder must deliver to us or our Warrant Agent the information required in the applicable form of Warrant and the Warrant Agency Agreement, along with payment for the exercise price of the shares to be purchased. We will then deliver shares of our Common Stock in the manner described in the applicable form of Warrant and the corresponding Warrant Agency Agreement, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Each Investor Warrant is exercisable into 0.75 of a share of our Common Stock, with an exercise price of $4.125 per share. Each Pre-Funded Warrant is exercisable into one share of our Common Stock, with an exercise price of $0.0001 per share.

Upon compliance by any holder with the instructions for exercise contained in the applicable form of Warrant and the Warrant Agency Agreement, we will, within the time allotted by the applicable form of Warrant and Warrant Agency Agreement, issue to the holder shares of Common Stock, free of a restrictive legend. Shares of Common Stock that are held by affiliates will be issued free of legend but will be deemed control securities

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The financial statements as of and for the year ended December 31, 2021 and 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://reviva pharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 31, 2022 and February 1, 2022 (other than any portions thereof deemed furnished and not filed); and

●

the description of our Common Stock contained in our Registration Statement on Form 8-A12B filed with the Commission on August 20, 2018 pursuant to Section 12(b) of the Exchange Act, as updated by the Description of Securities set forth on Exhibit 4.1 to our Annual Report on Form 10-K filed with the Commission on March 22, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Reviva Pharmaceuticals Holdings, Inc., Attn: Chief Financial Officer, 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA, 95014. You may also direct any requests for documents to us by telephone at (408) 501-8881 or e-mail at info.rp@revivapharma.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered. All expenses incurred with respect to the registration of the securities being registered will be borne by us. All amounts are estimates except the SEC registration fee.

Item	Amount to be Paid
SEC registration fee	$5,725
Legal fees and expenses	275,000
Accounting fees and expenses	50,000
Miscellaneous expenses	44,275
Total	$375,000

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any amendment by stockholders or directors resolution.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act.

We have entered into indemnification agreements with all of our directors and named executive officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Reviva Pharmaceuticals Holdings, Inc. (the “Company”), provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

Item 16. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**

2.1

Agreement and Plan of Merger, dated as of July 20, 2020, by and among the Company, Merger Sub, Sponsor in the capacity as the Purchaser Representative, Reviva, and Dr. Bhat in the capacity as the Seller Representative (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on July 24, 2020, and incorporated herein by reference). +

3.1	Bylaws (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38634) as filed on December 14, 2020, and incorporated herein by reference).

3.2

Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-38634) as filed on December 18, 2020, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate of the Company (filed as Exhibit 4.4 to the Company’s Form S-4 (File No. 333-245057) as filed on November 3, 2020, and incorporated herein by reference).

4.2	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Form 10-Q as filed on August 16, 2021, and incorporated herein by reference).

4.3	Form of Pre-Funded Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s Form 10-Q as filed on August 16, 2021, and incorporated herein by reference).

4.4

Warrant Agency Agreement, dated June 1, 2021, between the Company and Continental Stock Transfer & Trust Company (filed as Exhibit 4.3 to the Company’s Form 10-Q as filed on August 16, 2021, and incorporated herein by reference).

5.1	Legal Opinion of Lowenstein Sandler LLP. **

23.1	Consent of Armanino LLP.*

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).**

24.1	Power of Attorney (included on the signature page). **

*	Filed herewith.
**	Previously filed.
+

The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17. Undertakings

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Security and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date or

(C) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)         Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(b)         Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(c)         The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and

(d)         Any other communication that is an offer in the offering made by a registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on March 18, 2022

REVIVA PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Laxminarayan Bhat

Laxminarayan Bhat Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laxminarayan Bhat	Chief Executive Officer and Director	March 18, 2022
Laxminarayan Bhat	(Principal Executive Officer)

/s/ Narayan Prabhu	Chief Financial Officer	March 18, 2022
Narayan Prabhu	(Principal Financial and Accounting Officer)

*	Chairman of the Board	March 18, 2022
Parag Saxena

*	Director	March 18, 2022
Richard Margolin

*	Director	March 18, 2022
Purav Patel

*	Director	March 18, 2022
Les Funtleyder

*By:	/s/ Laxminarayan Bhat
Name:	Laxminarayan Bhat
Title:	Attorney-in-fact